                                                                  Exhibit 99.2

     Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


                                OPTION AGREEMENT


                                  by and among




                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA,


                      CAMBRIDGE NEUROSCIENCE PARTNERS, INC.


                                       and


                          CAMBRIDGE NEUROSCIENCE, INC.


                                       for



                 METHOD FOR REDUCING APOLIPOPROTEIN E-4 INDUCED


                         INHIBITION OF NEURON REMODELING




                            UC CASE NO. **********

                                TABLE OF CONTENTS

      ARTICLE NO.                                                     PAGE NO.

      BACKGROUND.............................................................1

      1. DEFINITIONS.........................................................3

      2. GRANT...............................................................6

      3. OPTION FEE AND TERM.................................................7

      4. EXERCISE OF THE OPTION..............................................8

      5. TERMS OF THE PROPOSED LICENSE AGREEMENT.............................8

      6. DUE DILIGENCE......................................................13

      7. PATENT PROSECUTION AND MAINTENANCE.................................14

      8. LIFE OF THE OPTION AGREEMENT.......................................17

      9. TERMINATION FOR CAUSE..............................................18

      10. USE OF NAMES AND TRADEMARKS.......................................18

      11. CONFIDENTIALITY...................................................19

      12. LIMITED WARRANTY..................................................20

      13. INDEMNIFICATION AND INSURANCE.....................................21

      14. NOTICES...........................................................22

      15. ASSIGNABILITY.....................................................22

      16. LATE PAYMENTS.....................................................23

      17. NO WAIVER.........................................................23

      18. FAILURE TO PERFORM................................................23

      19. GOVERNING LAWS....................................................23

      20. GUARANTEED PERFORMANCE............................................23

      21. MISCELLANEOUS.....................................................24

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.


                              OPTION AGREEMENT FOR

                  Method for Reducing Apolipoprotein E4-Induced

                         Inhibition of Neuron Remodeling

                             UC Case No. ***********

      This option agreement ("Option Agreement") is effective as of this 23rd day of December, 1996 (the "Effective Date"), by and among THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, ("The Regents"), a California corporation, having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, and Cambridge NeuroScience Partners, Inc. ("Optionee"), a Delaware corporation, having its place of business at One Kendall Square, Building 700, Cambridge, MA 02139, and Cambridge NeuroScience, Inc. ("CNSI"), a Delaware corporation, having a principal place of business at One Kendall Square, Building 700, Cambridge, MA 02139.



                                  BACKGROUND



      Certain inventions, generally characterized as and disclosed in UC Case No. ****** (the "Invention"), are covered by Regents' Patent Rights (defined below) and were made in the course of research at The J. David Gladstone Institutes ("Gladstone"), a charitable trust with of fines located at Irvine and San Francisco, California, by Drs. Robert W. Mahley, Robert E. Pitas and Karl H. Weisgraber (collectively, the Inventors").

      Gladstone and The Regents entered into an agreement dated June 8, 1977, that agreement being amended on March 27, 1984, and further amended on January 21, 1986 (as amended, the "Gladstone/Regents Agreement"), establishing among other items, that the Invention and Regents' Patent Rights shall be managed in accordance with The Regents' policies and procedures and, as a result, the patent applications included in Regents' Patent

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.


Rights covering the Invention are or will be assigned to The Regents, as will any resulting issued patents, whether domestic or foreign.

      Gladstone is not a party to this Option Agreement but Gladstone is granted certain rights with regard to sponsored research under a separate Research Agreement and with regard to equity in Optionee under a separate Stockholders' Rights Agreement (defined below), both executed concurrently with this Option Agreement.

      Development of the Invention was sponsored in part by The National Institutes of Health (Grant No. NHLBI-HL41633) and as a consequence this Option Agreement, any License Agreement (defined below), and the Invention are subject to overriding obligations to the Federal Government (including a non-exclusive, irrevocable license to use the Invention by or on behalf of the Government throughout the world), under 35 U.S.C. 200-212 and applicable regulations.

      The Regents elected on August 22, 1996, to retain title and granted the aforementioned licenses to the U.S. Government.

      CNSI and Gladstone entered into a Secrecy Agreement relating to the Invention dated December 4, 1995.

      CNSI and The Regents entered into a Secrecy Agreement relating to the Invention with an effective date of March 1, 1996, and further identified as UC Control No. ************.

      Optionee is a "small business firm" as defined in Section 2 of Public Law 85-536 (15 U.S.C. 632) and a Subsidiary (defined below) of CNSI formed for the purpose of commercializing the Invention and New Inventions (defined below), among other things.

      Optionee wishes to evaluate the Invention and New Inventions under this Option Agreement to determine its interest in obtaining an exclusive worldwide license in the Field of Use (defined below) under Regents' Patent Rights covering the Invention, and in connection therewith, to obtain an exclusive option for such a license.

      Optionee and Gladstone will enter concurrently into the Research Agreement (defined below), and CNSI will guarantee the financial obligations of Optionee under this Option Agreement and the Research Agreement as provided herein.

      Optionee, CNSI, Gladstone and The Regents will also enter concurrently into the Stockholders' Rights Agreement (defined below), and CNSI will guarantee the performance of Optionee under same.

      Pursuant to the Gladstone/Regents Agreement, Gladstone is obligated to disclose to The Regents any and all New Inventions and to assign its rights to any patent applications covering any New Inventions to The Regents.

      Pursuant to the Research Agreement, The Regents has agreed to file patent applications covering any and all New Inventions within the Field of Use for which Optionee has agreed to pay the patent costs and wishes to obtain an exclusive option for an exclusive worldwide license in the Field of Use under Regents' Patent Rights covering any such New Inventions in the Field of Use.

      The Regents wishes to grant to Optionee these options so that the Invention and any New Inventions in the Field of Use may be developed to the fullest extent and the benefits therefrom enjoyed by the general public.

      In consideration of the promises and undertakings set forth above and hereinafter, the parties agree as follows:

1. DEFINITIONS

      1.1 "Affiliate" means any corporation or other business entity in which the Optionee owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding stock or other voting rights entitled to elect directors of such corporation or entity, or in which the Optionee is owned or controlled, directly or indirectly, fifty percent (50%) or more of the outstanding stock or other voting rights entitled to elect directors of Optionee; but in any country where the local law does not permit foreign equity participation of fifty percent (50%) or more, then an "Affiliate" includes any company in which the Optionee owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

      1.2 "Business Plan" means a reasonably detailed plan of development and commercialization for Licensed Product. The Business Plan must include, but is not limited to, an up-to-date research report identifying: proposed Licensed Product, projected market sizes, sales, costs, profits and anticipated market introduction dates for the Licensed Product.

      1.3 "Confidential Information" means confidential and proprietary information and materials that are designated as confidential in writing by the providing party, whether by letter or by use of an appropriate stamp or legend, prior to or at the same time any such information or materials are disclosed. Notwithstanding the foregoing, materials and other information which are orally, visually or electronically disclosed, or are disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the providing party, within thirty (30) days after such disclosure, delivers to the other party a written document or documents describing the materials and identifying the Confidential Information.

      1.4 "Field of Use" means the prophylaxis, treatment and diagnosis of any disease or disorder of, or injury to, the nervous system relating to Apolipoprotein E.

      1.5 "License Agreement" means the exclusive worldwide license agreement between Optionee and The Regents that may result if Optionee exercises its option under this Option Agreement pursuant to Article 4 (EXERCISE OF THE OPTION).

      1.6 "Licensed Method" means any method that is covered by Regents' Patent Rights, the use of which would constitute, but for the license granted to the Licensee pursuant to this Option Agreement, an infringement of any claim within Regents' Patent Rights.

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

      1.7 "Licensed Product" means any material either that is covered by Regents' Patent Rights, that is produced by the Licensed Method, or that the use of which would constitute, but for the license granted to the Licensee pursuant to this Option Agreement, an infringement of any pending or issued claim within Regents' Patent Rights.

      1.8 "New Invention" means any potentially patentable invention arising from the Research Program (as defined in the Research Agreement) which is (i) conceived during the term of the Research Agreement by employees or agents of Gladstone or by employees or agents of both Gladstone and Optionee/CNSI jointly and (ii) constructively or actually reduced to practice during the term of the Research Agreement.

      1.9 **************** means **********************
(a)***************************** or (b) ***************************************
*******************************************, except for ***********************
*******************************************************************************
***************************************.

      1.10 "Regents' Patent Rights" means any subject matter claimed in or covered by any of the following: (a) ******************************************
*******************************************************************************
********;(b)*******************************************************************
*******************************************************************************
***************************** (c) The Regents' interest in patent applications covering New Inventions and properly elected under Section 7.8 hereof; and (d) divisions, continuations, substitutions, continuation-in-part applications and any patents or reissues issuing on these applications, and any corresponding foreign applications or patents of any of the foregoing.

      1.11 "Research Agreement" means the sponsored research and collaboration agreement by and between Gladstone and Optionee executed on the Effective Date and attached to this Option Agreement as Appendix A, to fund further research by the Inventors at Gladstone.

      1.12 "Stockholders' Rights Agreement" means the agreement entitled "Stockholders' Rights Agreement" between Optionee, CNSI, The Regents and Gladstone defining certain rights with respect to the securities of Optionee executed concurrently with this Option Agreement.

      1.13 "Subsidiary" means a corporation in which: (a) another corporation owns at least the majority of the outstanding shares of capital stock or (b) another corporation has the power to direct or cause the direction of the management and policies or the power to elect or appoint fifty percent (50%) or more of the members of the governing body.

2. GRANT

      2.1 The Regents grants to Optionee under Regents' Patent Rights, subject to Section 2.6, the exclusive right to make and use Licensed Product and to practice the Licensed Method within the Field of Use for the sole purpose of evaluating Optionee's interest in exercising its option to an exclusive worldwide license under Regents' Patent Rights within the Field of Use, as described below.

      2.2 The Regents grants to Optionee the exclusive option to negotiate, in good faith, the terms of the License Agreement subject to the provisions of
Article 4 (EXERCISE OF THE OPTION).

      2.3 This Option Agreement and the Research Agreement constitute Optionee's entire interest under Regents' Patent Rights and does not constitute a license to sell Licensed Product or enter into any sublicense, partnering, distribution or related agreements for the manufacture, use or sale of any Licensed Product or practice of any Licensed Method.

      2.4 Optionee and CNSI agree that during the period of confidentiality set forth in Article 11 (CONFIDENTIALITY), it will give The Regents at least fourteen (14) days' written notice prior to filing any patent application covering the-Licensed Product or Licensed Method, their use or their production. The foregoing notwithstanding, Optionee or CNSI shall have the right to file such an application on shorter notice or without notice, if in its reasonable judgment, due to an impending publication or other circumstances, the ability of Optionee or CNSI to obtain patent protection would otherwise be jeopardized. However, under such aforementioned shorter notice or without notice circumstances, Optionee or CNSI will give such written notice to The Regents as soon as possible, but in no instance, later than fourteen (14) days following the filing of such patent application(s).

      2.5 The licenses granted in this Option Agreement are subject to the overriding obligations to the U.S. Government including those in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

      2.6 The Regents expressly reserves for itself and on behalf of Gladstone, the right to publish any and all technical data resulting from any research performed by Gladstone relating to the Invention and to make and use the Invention, Licensed Product, Licensed Method and associated technology for educational and research purposes only.

3. OPTION FEE AND TERM

      3.1 This option shall extend for three (3) years, beginning on the Effective Date and expiring on the third anniversary of that date unless earlier exercised by Optionee under Article 4 (EXERCISE OF THE OPTION), in which case, the option thereupon terminates.

      3.2 As partial consideration for this Option Agreement, Optionee shall pay to The Regents option fees as follows:

            (a) Twenty Five Thousand Dollars ($25,000) for the first year of the Option Agreement, which first-year option fee shall be due and payable to The Regents upon execution of this Option Agreement by Optionee and CNSI;

            (b) Fifty Thousand Dollars ($50,000) for the second year of the Option Agreement, which second-year option fee shall be due and payable to The Regents upon the first anniversary of the Effective Date;

            (c) One Hundred Thousand Dollars ($100,000) for the third year of the Option Agreement, which third-year option fee shall be due and payable to The Regents upon the second anniversary of the Effective Date, unless the option is exercised prior to the second anniversary of the Effective Date.

      3.3 As further consideration for this Option Agreement, Optionee will comply with Section 2 of the Stockholders' Rights Agreement.

      3.4 The above option fees are non-refundable, non-creditable, not an advance against subsequent license issue fees or other license fees or royalties and not creditable in any way towards Optionee's financial obligations under the Research Agreement.

4. EXERCISE OF THE OPTION

      4.1 If Optionee elects to exercise the option, it shall do so by delivering to The Regents: (i) a written notification stating such, (ii) the Business Plan and (iii) the option exercise fee described in Section 5.1.2 before this Option Agreement expires. Failure of

Optionee to properly notify The Regents will be deemed by The Regents as an election by Optionee not to secure a license and The Regents will then be free to market and license Regents' Patent Rights to others without further obligation to Optionee.

      4.2 Optionee shall have the right to exercise the option as to any or all of Regents' Patent Rights. In its notification to The Regents pursuant to
Section 4.1, Optionee shall specify in writing those particular patents and patent applications within Regents' Patent Rights to which it wishes a license and those to which it has no interest. For those patents and patent applications to which Optionee has no interest, Optionee shall have no further right to and The Regents shall be free to license third parties to same and shall have no further obligation to Optionee.

      4.3 Optionee is prohibited from exercising the option any earlier than thirty (30) days before the second anniversary of the Effective Date unless the Research Agreement is terminated for breach on the part of Gladstone by Optionee pursuant to Section 8.2 thereof prior to such date. Such exercise will in no way affect the provisions of the Research Agreement.

5. TERMS OF THE PROPOSED LICENSE AGREEMENT

      5.1 If Optionee exercises the option in accordance with Article 4 (EXERCISE OF THE OPTION), then The Regents and Optionee shall negotiate in good faith to arrive at mutually agreeable terms and conditions for the License Agreement. The License Agreement will include, but is not limited to, the following provisions:

            5.1.1 an exclusive worldwide license within the Field of Use, with the right to sublicense, to make, have made, use, import, offer to sell and sell Licensed Product and to practice Licensed Methods under Regents' Patent Rights;

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

            5.1.2 an option exercise fee of ***********************************
due upon written notice by Optionee of its election to exercise its option as per Section 4.1;

            5.1.3 equity provisions as set forth in the Stockholders' Rights Agreement;

            5.1.4 an earned-royalty rate for sales by Optionee of************** ****** ********************************* based on net sales of products covered by patent rights solely owned by The Regents and******************************* ********************************* based on net sales of products covered by patent rights jointly owned by The Regents and Optionee;

            5.1.5 Section 5.1.4 notwithstanding, if Optionee receives earned royalties under a sublicense to a non-Affiliate, Optionee shall only be required to pay to The Regents an earned royalty of ********************* of the royalty received by Optionee under such sublicense ************************************ *****************************************************;

            5.1.6 ************************************************** any
agreement relating to Licensed Product or Licensed Method according to the following schedule measured from the effective date of the License Agreement:
            (a) year 0-2, not applicable,

            (b) year 3, ********************;

            (c) year 4, ********************;

            (d) year 5, ********************; and

            (e) year 6 and thereafter, *******************.

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

            5.1.7 a ***********************************************************
********************************************************************** of the
License Agreement;

            5.1.8 **********************************************************
**************************************************************************;

            5.1.9 ***********************************************************
********************************************;

            5.1.10 mutually agreed upon diligence terms including milestone dates and fees based on objective-performance standards and designed to achieve commercialization of the Licensed Product;

            5.1.11 an obligation to negotiate with Gladstone to participate in future research relating to the Invention, including but not limited to, targeted research and development, referred to in the Research Agreement (Appendix A), within Gladstone's area of competence at comparable costs to independent third parties;

            5.1.12 confidentiality terms;

            5.1.13 indemnification of The Regents and Gladstone by Optionee;

            5.1.14 a warranty that is limited to The Regents' right to grant an exclusive license under Regents' Patent Rights as set forth in Article 12 (LIMITED WARRANTY);

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

            5.1.15 preference for U.S. industry to the extent required by federal law;

            5.1.16 continued payment of patent costs; and

            5.1.17 provisions comparable to Section 7.8 of this Option Agreement providing Optionee rights to New Inventions and provisions for amendment of the License Agreement to cover additional Regents' Patent Rights as provided in
Section 1.10 hereof and as provided in the Research Agreement (Appendix A).

      5.2 The option exercise fee, ****************** milestone fees and **************** referred to above are non-creditable, non-refundable and not an advance against royalties or any future research monies provided to Gladstone.

      5.3 The License Agreement shall be subject to the overriding obligations to the U.S. Government including those in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

      5.4 In the event that the parties have been unable to agree on terms of the License Agreement within the one hundred and twenty (120) day period from the exercise of the option (the "Negotiation Period"), the parties agree that any financial terms not yet agreed upon will be submitted to arbitration upon a written request for arbitration delivered within ten (10) days after the expiration of the Negotiation Period, as follows:

            5.4.1 the arbitration shall be conducted in San Francisco, California pursuant to the Commercial Arbitration Rules of the American Arbitration Association, except as modified below;

            5.4.2 the arbitration will be conducted before a single arbitrator experienced in university technology transfer matters in the biotechnology industry, provided that both parties are able to agree on the identity of such single arbitrator. If the parties cannot agree on a single arbitrator, there will be three arbitrators, with Optionee and The Regents each selecting one independent arbitrator and the two so selected, choosing a third;

            5.4.3 the arbitration shall be limited to the unagreed to financial terms to be included in the License Agreement and shall not modify financial terms that have been previously agreed to by the parties, either in Article 5 hereof or during the Negotiation Period;

            5.4.4 any subsequent License Agreement must be consistent with The Regents' patent policies;

            5.4.5 the decision of the arbitrator or arbitration panel shall be rendered within ninety (90) days of the written request for arbitration, and shall be binding on The Regents if it is accepted by Optionee within thirty (30) days of the decision. Optionee shall have the right, within thirty (30) days of the decision, to reject the decision, in which case Optionee will forfeit all rights to the Regents' Patent Rights that were to be included in the proposed License Agreement subject to Section 5.4.7 below;

            5.4.6 the Negotiation Period will automatically be extended until thirty (30) days after the decision of the arbitrator or arbitration panel;

            5.4.7 notwithstanding the rejection of Optionee of the arbitrator's decision, if, for a period of two (2) years following the expiration of such thirty (30) day period specified in Sections 5.4.5 and 5.4.6 above, The Regents proposes to enter into a license agreement with a third party covering the Regents' Patent Rights that were included in the proposed

License Agreement on terms more favorable to the third party than the terms contained in the arbitrators' decision, then (i) The Regents shall deliver to Optionee a notice specifying such terms (an "Offer Notice"), (ii) Optionee shall have fifteen (15) days from receipt of the Offer Notice to either waive any further rights or notify The Regents in writing of its desire to obtain a license reflecting the terms of Offer Notice ("Acceptance Notice"), and (iii) if, at the end of thirty (30) days from the Acceptance Notice, Optionee and The Regents fail to enter into a definitive agreement reflecting such terms, The Regents shall be free to enter into a license with the third party, the terms of such license to be no more favorable to the third party than those set forth in the Offer Notice. If Optionee waives its refusal right with respect to the terms set forth in the Offer Notice or fails to deliver to The Regents an Acceptance Notice within the requisite fifteen (15) day period, then The Regents shall be free to enter into a license with the third party, the terms of such license to be no more favorable to the third party than those set forth in the Offer Notice; and

            5.4.8 the cost of the arbitration will be paid for solely by Optionee.

6. DUE DILIGENCE

      6.1 Prior to the execution of this Option Agreement, Optionee shall have raised a minimum of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000), as detailed in Section 2 of the Stockholders' Rights Agreement. Furthermore, unless Optionee raises the required funds, by selling stock to investors other than CNSI or an Affiliate, to fund the second and third year research support payments as set forth in the Research Agreement, CNSI must lend Optionee all such amounts. All such loans shall be interest free loans.

      6.2 Optionee shall execute the Research Agreement concurrently with the execution of this Option Agreement. It is a material term of this Option Agreement and any License Agreement that Optionee fund research at Gladstone under the Research Agreement in an amount equal to One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) the first year and a minimum of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) per year thereafter, payable semi-annually each year for three (3) years starting on the Effective Date to develop and evaluate Licensed Product(s).

      6.3 Optionee shall execute the Stockholders' Rights Agreement within thirty (30) days of the Effective Date of this Option Agreement. This obligation is a material part of this Option Agreement and any breach by Optionee of this obligation or any breach of the Stockholders' Rights Agreement will be a breach by Optionee of this Option Agreement.

      6.4 Optionee shall provide to The Regents semi-annual progress reports covering the development and testing of Licensed Product. Such progress reports may include copies of reports received by Optionee from Gladstone as required of Gladstone as set forth in the Research Agreement. The progress reports are due to The Regents on June 30 and December 30 of each year, beginning December 30, 1997, and for the life of this Option Agreement.

      6.5 The progress reports will include, but are not limited to, the following topics so that The Regents may determine the progress of the development and testing of Licensed Product:

      o     summary of work completed

      o     key scientific discoveries

      o     summary of work in progress

      o     current schedule of anticipated events or milestones

      o     a summary of resources (dollar value) spent in the reporting period

7. PATENT PROSECUTION AND MAINTENANCE

      7.1 Subject to Section 7.6, The Regents shall diligently prosecute and maintain the

United States and foreign patent applications and patents comprising Regents' Patent Rights using counsel reasonably acceptable to Optionee, except for Regents' Patent Rights consisting of New Inventions jointly owned with Optionee, which will be prosecuted by Optionee as provided in Sections 7.4 and 7.5 herein. The Regents shall promptly provide Optionee with copies of all relevant documentation so that Optionee may be apprised of the continuing prosecution. Optionee shall keep this documentation in confidence in accordance with the provisions of Article 11 (CONFIDENTIALITY).

      7.2 The Regents will hold title to all patents and patent applications subject to this Option Agreement, except as provided for in the Research Agreement, and The Regents' counsel will take instructions only from The Regents but The Regents shall use reasonable efforts to amend any patent application to include claims requested by Optionee and required to protect Licensed Product or Licensed Method. Pursuant to Section 6.2 of the Research Agreement, The Regents agrees to assert rights to the Invention and New Inventions in the Field of Use as long as this Option Agreement is in effect.

      7.3 Except as provided in the Research Agreement with respect to jointly owned New Inventions, The Regents shall, at the request of Optionee, file, prosecute and maintain patent applications and patents covered by Regents' Patent Rights in foreign countries if available. The Regents shall notify Optionee in writing at least three (3) months prior to any applicable deadline for any foreign filings, and Optionee shall notify The Regents in writing of those countries in which it wishes foreign filings to occur within forty-five
(45) days of the receipt of such request. Failure by Optionee to so notify The Regents within the forty-five (45) day period shall be deemed to constitute an election by Optionee not to request The Regents to secure foreign patent rights in such countries on behalf of Optionee. The Regents has the right to file patent applications at its own expense in any country in which Optionee has elected not to secure foreign patent rights, and those patent applications and resulting patents, if any, shall not thereafter be included in the licenses granted under this Option Agreement.

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

      7.4 Optionee shall control the preparation, filing, prosecution and maintenance of United States and foreign patent applications, with respect to New Inventions jointly owned by The Regents and Optionee. Such applications shall be prepared, filed, prosecuted and maintained using counsel reasonably acceptable to The Regents. The Regents and Gladstone shall cooperate fully with and provide assistance to Optionee (or if the parties agree to have The Regents exercise control, Optionee shall cooperate fully with and provide assistance to The Regents) in connection with the preparation, filing, prosecution and maintenance of such jointly owned patent applications, including, without limitation, execution of all documents and performance of all acts reasonably necessary to file and prosecute such patent applications and maintain, enforce and defend such patents. Optionee and The Regents shall each provide the other in a timely manner with copies of all jointly owned patent applications filed by either pursuant to this Section, as well as those documents involved in the prosecution thereof, so that the other shall have an opportunity to provide comment on any such applications and documents. Such jointly owned patent applications and documents shall be held in confidence in accordance with the Provisions of Article 11 (CONFIDENTIALITY). Optionee shall bear the expenses associated with the filing and prosecution of such jointly owned patent applications.

      7.5 Neither party, with respect to a New Invention jointly owned by Optionee and The Regents, shall abandon such patent application and resulting patent without first providing the other party with thirty (30) days' prior written notice.

      7.6 Optionee shall pay all past, present and future costs incurred by The Regents and Gladstone in preparing, filing, prosecuting and maintaining all United States and foreign patents and patent applications covered by Regents' Patent Rights. Patent costs incurred as of the Effective Date are approximately
**********************************************.

The parties shall consult in good faith with each other regarding the desirability of pursuing or defending any interferences or oppositions. The costs of interferences and opposition, if approved by Optionee in writing, are prosecution expenses and will be paid by the Optionee. If such costs are not approved by Optionee, or Optionee chooses not to participate in such interference and opposition, then such decision not to participate will be deemed an election by Optionee not to pursue such action on behalf of Optionee. Those patent applications and resulting patents, if any involved in such interferences and opposition shall not thereafter be included in the licenses granted under this Option Agreement, effective on the date The Regents provided notice to Optionee of such interference and opposition, and The Regents will have no further obligation to Optionee with respect thereto. Optionee shall reimburse The Regents for all costs and charges within thirty (30) days following receipt of a proper itemized invoice from The Regents for same. If this Option Agreement is in effect two (2) months before the due date of PCT filings, or four (4) months before the due date of National Phase filings, then Optionee shall pay for the relevant PCT Chapter I, PCT Chapter II or National Phase filings in all designated countries, notwithstanding the provisions of
Section 7.5 below. If Optionee decides not to proceed with such interference and opposition, The Regents shall decide in its sole discretion, whether or not to enter any interference proceedings or opposition.

      7.7 Optionee may terminate its obligations with respect to any patent application or patent in any or all designated countries upon three (3) months' prior written notice to The Regents. The Regents will use its best efforts to curtail the associated patent costs after notice is received from the Optionee. The Regents may continue prosecution and/or maintenance of those applications or patents at its sole discretion and expense and Optionee will have no further right or licenses thereunder.

      7.8 The Regents will promptly transmit to Optionee any disclosures of New Inventions as provided in the Research Agreement. Within ninety (90) days of receipt by

Optionee of a disclosure of a New Invention, Optionee shall inform The Regents in writing, whether or not it wishes to include The Regents' interest in any New Invention within the Field of Use within Regents' Patent Rights and pay patent costs therefor under this Article. If Optionee does not elect or elects not to include The Regents' interest in the New Invention within Regents' Patent Rights, Optionee and CNSI shall have no further rights thereto. If Optionee does elect to include The Regents interest in the New Invention within Regents' Patent Rights, The Regents, to the extent it is legally able to do so, shall include its interest in any patent application filed under this Section 7.8 in this Option Agreement.

      7.9 Optionee has a continuing responsibility to keep The Regents informed of its large/small business entity status (as defined by the United States Patent and Trademark Office).

8. LIFE OF THE OPTION AGREEMENT


      8.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Option Agreement, this Option Agreement is in effect from the Effective Date and shall remain in effect for the period specified in Section 3.1 hereof. Upon proper exercise of the option as provided in Section 4.1, Optionee may have an extension throughout the Negotiation Period specified in Section 5.4 to conclude a final written License Agreement, after which time The Regents shall have no obligation to Optionee whatsoever, except as provided in Section 5.4 hereof.

      8.2 Any termination of this Option Agreement will not affect the rights and obligations set forth in the following Sections and Articles:

      Section 2.4             Notice of filing patent applications

      Section 5.4             Arbitration of License Agreement Financial Terms

      Article 10              USE OF NAMES AND TRADEMARKS

      Article 11              CONFIDENTIALITY

      Article 13              INDEMNIFICATION AND INSURANCE

      Article 16              LATE PAYMENTS

      Article 20              GUARANTEED PERFORMANCE


      8.3 Termination of this Option Agreement will not relieve a party of any obligation or liability accrued prior to termination nor will it rescind anything done by a party or any payments made by Optionee to The Regents prior to the time termination becomes effective.

9. TERMINATION FOR CAUSE

      9.1 If a party violates or fails to perform any material term of this Option Agreement, then the aggrieved party may give written notice of default ("Notice of Default") to such party. If such party fails to repair the default within forty-five (45) days of the date of notice, then the aggrieved party has the right to terminate this Option Agreement upon delivery of a second written notice so stating ("Notice of Termination").

      9.2 If a Notice of Termination is delivered by a party, this Option Agreement shall automatically terminate on the effective date of such notice. Termination will not relieve a party of its obligation to pay all amounts under this Option Agreement, the Research Agreement or the Stockholders' Rights Agreement as of the date of termination and will not impair any accrued rights of the party.

      9.3 If this Option Agreement is terminated for cause, a party shall, upon request made by another party, promptly return to the requesting party all tangible personal property and confidential data (including copies, facsimiles, and any derivatives thereof), belonging to the party and provided to the requesting party.

      9.4 The Regents will also have the right and option to terminate this Option Agreement if the Research Agreement or the Stockholders' Rights Agreement is materially breached or terminated by Optionee or CNSI prior to the agreed upon expiration date of the Research Agreement or the Stockholders' Rights Agreement and there has been no breach thereof by The Regents or Gladstone. Such termination of this Option Agreement will be subject to Article 14 (NOTICES).

10. USE OF NAMES AND TRADEMARKS

      10.1 Nothing in this Option Agreement confers to a party, the right to use any name, trade name, trademark or other designation (including contraction, abbreviation or simulation of any name, trade name, trademark or other designation) of another party in advertising, publicity or other promotional activities. Unless expressly required by law, the use by Optionee or CNSI of the names, "The Regents of the University of California," "The University of California," "The J. David Gladstone Institutes" or of any campus of the University of California is prohibited without prior written consent of The Regents or, if appropriate, Gladstone.

      10.2 If a third party inquires whether a license to Regents' Patent Rights is available, The Regents may disclose the existence of this Option Agreement and the extent of the grant in Article 2 (GRANT), but may not disclose the name of Optionee or CNSI, except where The Regents is required to release that information under the California Public Records Act or other applicable law.

11. CONFIDENTIALITY

      11.1 Each party shall safeguard confidential data, supplied by the another party under this Option Agreement, against disclosure to others with the same degree of care as it exercises with its own data of a similar nature. No party shall use such data except to perform its obligations under this Option Agreement and shall not disclose such data to others (except to its employees, agents or consultants who are bound to such parties by a like obligation of confidentiality) without the express written permission of the other party, except that such party is not prevented from using or disclosing any of the data that: (a) such party can demonstrate by written records was previously known to it; (b) is now, or becomes in the future, public knowledge other than through acts or omissions of such party; or (c) is lawfully obtained by such party from sources independent of the other party. The secrecy obligations of each party under these terms shall remain in effect for five (5) years from the expiration or termination date of this Option Agreement.

      11.2 The obligations of confidentiality and limited use hereunder apply to any confidential information of a party relating to the subject matter of this Option Agreement whether supplied under this Option Agreement or previously.

12. LIMITED WARRANTY

      12.1 The Regents warrants to Optionee that it has the lawful right to grant this option and that it is the owner of Regents' Patent Rights as of the Effective Date.

      12.2 This Option Agreement and the Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCT OR LICENSED METHOD PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

      12.3 IN NO EVENT WILL THE REGENTS OR GLADSTONE BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS OPTION AGREEMENT OR THE MANUFACTURE, OR USE OF THE INVENTION, LICENSED PRODUCT, OR LICENSED METHOD.

      12.4 Nothing in this Option Agreement:

            12.4.1 is a warranty or representation by The Regents as to the validity, enforceability or scope of any Regents' Patent Rights;

            12.4.2 is a warranty or representation that anything made, used or otherwise disposed of under any license from The Regents is or will be free from infringement of patents of third parties;

            12.4.3 is an obligation to bring or prosecute actions or suit against third parties for patent infringement, provided, however, that each party shall promptly notify the other as to any such infringement of which it becomes aware;

            12.4.4 is an obligation to furnish any information or know-how not provided in Regents' Patent Rights; or

            12.4.5 confers by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights.

13. INDEMNIFICATION AND INSURANCE

      13.1 Optionee and CNSI shall indemnify, hold harmless and defend The Regents, its officers, employees, and agents, the sponsors of the research that led to the Invention and the

Inventors and their employer (Gladstone), against any and all claims, suits, losses, liabilities, damages, costs, fees and expenses resulting from or arising out of actions of Optionee under this Option Agreement. This indemnification includes, but is not limited to product liability.

      13.2 The Regents shall promptly notify Optionee and CNSI in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article. Optionee and CNSI will keep The Regents informed on a current basis of their defense of any claims pursuant to this Article.


                (Remainder of this page deliberately left blank)

   Confidential material omitted and filed separately with the Securities and
              Exchange Commission. Asterisks denote such omissions.

14. NOTICES

      Notices or payments are properly given and effective on the date of delivery if delivered in person or five (5) days after mailing if mailed by first-class, certified mail, postage paid, to the respective addresses given below or to such other addresses as are designated by written notice:

      To Optionee:      Cambridge NeuroScience Partners, Inc.
                        c/o Cambridge NeuroScience, Inc.
                        One Kendall Square, Building 700
                        Cambridge, MA  02139
                        Attention:   Harry Wilcox
                                     Vice President
                                     Finance and Business Development

      with a copy to:   Palmer & Dodge LLP
                        One Beacon Street
                        Boston, MA  02108
                        Attention:   F. Andrew Anderson, Esq.

      To The Regents:   The Regents of the University of California
                        Office of Technology Transfer
                        1320 Harbor Bay Parkway, Suite 150
                        Alameda, CA  94502
                        Attention:   Executive Director
                                     Research Administration and
                                     Technology Transfer
                        UC Case No. **********

15. ASSIGNABILITY

      This Option Agreement shall be binding on and inure to the benefit of The Regents, its successors and assigns, but it is personal to Optionee. However, Optionee may assign or transfer Optionee's rights and obligations under this Option Agreement to an Affiliate or a successor to all or substantially all of its assets or business relating to this Option Agreement, whether by sale, merger or operation of law. In such instances, Optionee shall notify The Regents of such assignment in writing within thirty (30) days following such assignment.

16. LATE PAYMENTS

      If fees or patent cost reimbursements are not received by The Regents when due, Optionee shall pay to The Regents interest charges at a rate of ten percent (10%) simple interest per annum. Interest is calculated from the date payment was due until actually received by The Regents. Acceptance by The Regents of any late payment of fees, patent costs or interest from Optionee under this Article in no way affects the provisions of Article 17 (NO WAIVER).

17. NO WAIVER

      No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth is a waiver as to any subsequent and/or similar breach or default.

18. FAILURE TO PERFORM

      In the event of a failure of performance due under the terms of this Option Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party will be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

19. GOVERNING LAWS

      This Option Agreement WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

20. GUARANTEED PERFORMANCE

      CNSI HEREBY GUARANTEES PERFORMANCE OF ALL OBLIGATIONS OF OPTIONEE UNDER ARTICLES 3, 4, 5, 6, 7, 13 AND 16 OF THIS OPTION AGREEMENT, UNDER THE RESEARCH AGREEMENT AND UNDER THE STOCKHOLDERS' RIGHTS AGREEMENT. Without limiting the foregoing, CNSI specifically guarantees the research funding required under
Section 6.2 above.

21. MISCELLANEOUS

      21.1 This Option Agreement is not binding upon the parties until it has been signed below by each party: it then becomes effective as of the Effective Date.

      21.2 No amendment or modification hereof is valid or binding upon the parties unless made in writing and signed on behalf of each party.

      21.3 This Option Agreement, the Research Agreement (Appendix A) and the Stockholder's Rights Agreement embody the entire understanding of the parties and supersedes all previous communications, representations and understandings, either oral or written, between the parties relating to the subject matter hereof. The Regents agrees to be bound by and perform the intellectual property requirements of Gladstone/The Regents as set forth in and required by, the Research Agreement (Appendix A).

      21.4 Each party hereby agrees that it does not intend by any provisions of this Option Agreement to violate any public policy, statutory or common laws, rules or regulations. Should one or more provisions of this Option Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions that it can be reasonably assumed that the parties would have entered into this Option Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Option Agreement shall not affect the validity of this Option Agreement as a whole, unless the invalid provisions are of such essential importance to this Option Agreement that it is to be reasonably assumed that the parties would not have entered into this Option Agreement without the invalid provisions.

      21.5 In the event that any action shall be instituted in any court by a party hereto for breach of this Option Agreement or the License Agreement or to resolve any dispute with respect to either agreement, the prevailing party shall be entitled to recover court costs and reasonable attorney's fees in such amount or amounts as the court shall determine.

      21.6 In the event of inconsistencies between this Option Agreement and the Research agreement, this Option Agreement will prevail.

      The Regents, Optionee and CNSI have executed this Option Agreement, in triplicate originals, by their duly authorized representatives, on the day and year hereinafter written.

CAMBRIDGE NEUROSCIENCE                   THE REGENTS OF THE UNIVERSITY
PARTNERS, INC.                           OF CALIFORNIA



By: /s/ R.N. McBurney                     By: /s/ Terence A. Feuerborn
    ------------------------------            ------------------------------
        (Signature)                              (Signature)


Name: R.N. McBurney                      Name: Terence A. Feuerborn
      ------------------------------
        (Please print)


Title: President                         Title: Executive Director
       ------------------------------           Research Administration and
                                                Technology Transfer

Date:                                    Date: 12-19-96
     ------------------------------            ------------------------------

                      Approved as to legal form: /s/ Edwin H. Baker    12/19/96
                                                 ------------------    --------
                           Edwin H. Baker, Associate Resident Counsel    Date
                           Office of Technology Transfer
                           University of California


CAMBRIDGE NEUROSCIENCE, INC.


By: /s/ Elkan Gamzu
    -----------------------------
       (Signature)

Name: Elkan Gamzu
    -----------------------------

Title: President and CEO
      ---------------------------

Date:
     ----------------------------